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                                                                   EXHIBIT 14(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 14, 2003, relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Report to Shareholders of the Vontobel U.S. Value Fund and Vontobel International Equity Fund, which are also incorporated by reference into this Registration Statement. We also consent to the references to us under the headings "Experts" and "Independent Accountants" in such Registration Statement.


                                               Tait, Weller & Baker


Philadelphia, Pennsylvania
August 27, 2003